Exhibit 99.02

Contacts:	Investors	Media
	Jerry Natoli	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6181	650-944-6251
	Jerry_natoli@intuit.com	diane_carlini@intuit.com

Intuit Announces CFO Succession Plan

Neil Williams Will Leave the Company in January 2018;
Michelle Clatterbuck to Be Named CFO

MOUNTAIN VIEW, Calif. - Aug. 22, 2017 - Intuit Inc. (Nasdaq: INTU) announced its succession plan for Chief Financial Officer, Neil Williams who has served as CFO since January 2008 and plans to step down in January 2018.
Michelle Clatterbuck, Senior Vice President of Finance for Intuit’s Consumer Tax Group and acting finance leader for Intuit’s Small Business Group, will assume the role of Chief Financial Officer Feb. 1, 2018.
“Neil has decided to step away and embark on a new chapter, freeing him up from full-time employment to pursue other personal goals. We are fortunate to have benefited from Neil’s leadership for more than a decade,” said Brad Smith, Intuit’s chairman and chief executive officer. “Intuit’s financial foundation has never been stronger, our stock price is near an all-time high, our top-line growth is double digits, and our investment-grade rating is stronger than ever.”
“Neil has also built a deep bench of strong financial leaders that makes a seamless transition possible. Michelle is a talented professional whose experience and leadership make her a natural and excellent successor to Neil,” Smith said.
“Michelle has consistently delivered outstanding performance across multiple strategic leadership roles and business units over the past fourteen years,” said Smith.
In 2006, she rose to vice president of Finance for the Professional Tax business and went on to lead finance for Intuit’s Consumer Tax Group where she was promoted to senior vice president in a year when TurboTax Online gained unprecedented share. A strategic business leader and financial advisor,

Intuit Announces CFO Transition Plan

Michelle also has a strong track record of operational capabilities and building and leading successful organizations. Among her many achievements, she helped drive strong share increases and revenue growth over multiple tax seasons, led an effort to develop a strategic business case for tax replatforming and cloud migration, and championed Intuit’s initiative focused on developing the next generation of women leaders across finance.
“Given her proven track record in leading finance in our core businesses, combined with her strong operational capabilities, I’m confident in her ability to continue to advance our trajectory as a financially sound growth company. I’m excited to see Michelle lead opportunities to accelerate our performance in the years ahead,” said Smith.

About Intuit
Intuit Inc. is committed to powering prosperity around the world for consumers, small businesses and the self-employed through its ecosystem of innovative financial management solutions.
Its flagship products and services include QuickBooks® and TurboTax®, which make it easier to manage small businesses and tax preparation and filing. QuickBooks Self-Employed provides freelancers and independent contractors with an easy and affordable way to manage their finances and save money at tax time, while Mint delivers financial tools and insights to help people make smart choices about their money.
Intuit's ProConnect brand portfolio includes ProConnect Tax Online, ProSeries® and Lacerte®, the company's leading tax preparation offerings for professional accountants.
Founded in 1983, Intuit serves 42 million customers in North America, Europe, Australia and Brazil, with revenue of $5.2 billion in its fiscal year 2017. The company has approximately 8,200 employees with major offices in the United States, Canada, the United Kingdom, India, Australia and other locations. More information can be found at www.intuit.com.

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including statements about the transition plan relating to the retirement of our Chief Financial Officer. If our transition plan does not proceed in accordance with our expectations, there may be disruptions to our business that may impact our operations and financial results.